Exhibit 99.1

Sharon AI to Divest 50% Interest in

Texas Critical Data Centers LLC for US$70m

New York, USA – December 23, 2025 - SharonAI Holdings Inc. and its subsidiaries (“Sharon AI”), Australia’s leading Neocloud (SHAZ:OTC Markets, SHAZW:OTC Markets), today announced that it has entered into a binding term sheet (the “Term Sheet”) to sell its 50% interest in Texas Critical Data Centers LLC (“TCDC”) for US$70m.

TCDC is a 50/50 joint venture with New Era Energy & Digital Inc. (“New Era”) and Sharon AI’s 50% interest will be acquired by its joint venture partner, New Era.

The consideration New Era will pay Sharon AI will be an aggregate of US$70m and is comprised of the following:

●	US$50m Senior Secured Convertible Promissory Note to be issued by New Era to Sharon AI, where Sharon AI has the right to convert 20% of the note into New Era common stock based on the prior 30-day VWAP based upon the due date of the Note, 30th June, 2026.

●	US$10m in Cash to be paid by New Era to Sharon AI upon the occurrence of certain events but no later than 31st March 2026.

●	US$10m in Equity to be paid by New Era to Sharon AI in shares of common stock of New Era, upon the occurrence of certain events but no later than March 31, 2026.

The sale of Sharon AI’s interest in TCDC is expected to facilitate further investment in Sharon AI’s core Neocloud operations, bringing high performance compute to market, at scale, for its research and enterprise customers. This US$70m in expected proceeds follow the recent approximately US$100m Convertible Note capital raising by Sharon AI.

“We are proud of the progress achieved alongside New Era in advancing the Ector County project to this stage. This transaction represents a natural inflection point for Sharon AI, allowing us to crystallise value from the project while sharpening our focus on expanding our core Neocloud platform to meet accelerating demand from research and enterprise customers”, said Wolf Schubert, CEO of Sharon AI.

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Contacts

Sharon AI Media Enquiries:

Rosalyn Christian/Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

About SHARON AI

SharonAI Holdings Inc. (“SHARON AI”) and its subsidiaries, Australia’s leading Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Forward Looking Statements:

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding SHARON AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Receipt and use of proceeds;

and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Registration Statement on Form S-4 filed with the SEC on October 21, 2025, as amended. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and SHARON AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.